EXHIBIT 10.20

FORM OF REPURCHASE AND LOCK-UP AGREEMENT

THIS AGREEMENT (the “Agreement”) dated the <> of <>, 2008

BETWEEN:

EXWAL INC., a Nevada corporation

(the “Company”)

AND:

THE UNDERSIGNED SHAREHOLDER OF THE COMPANY

(the “Shareholder”)

(A) The Shareholder is a shareholder of the Company.

(B) The Company contemplates entering into agreements to purchase all of the issued and outstanding share capital of Bark Corporation A/S, a Danish corporation.

(C) The shareholders of Bark Corporation A/S will require that each existing shareholder of the Company enter into this form of Repurchase and Lock-Up Agreement.

(D) The Shareholder has agreed to enter into and execute this Repurchase and Lock-Up Agreement in order to facilitate the acquisition.

THIS AGREEMENT WITNESSES that the parties AGREE as follows:

PART 1

INTERPRETATION

Interpretation

1.1 In this Agreement, except as otherwise expressly provided or as the context otherwise requires,

(a) “Bark” means Bark Corporation A/S, a corporation incorporated pursuant to the laws of Denmark;

(b) “Bark Acquisition” means the acquisition by the Company of all of the issued and outstanding share capital of Bark pursuant to the Share Purchase Agreements;

(c) “Effective Date” means the date of this Agreement;

(d) “Financing” means an equity financing to be completed by the Company whereby the Company will issue not more than 2,857,143 shares of its common stock for aggregate gross proceeds of not less than USD $10 million;

(e) “Financing Termination Date” means the 30th day of June, 2008;

(f) “Immediate Family” means any relationship by blood, marriage or adoption, not more remote than first cousin;

(g) “Lock-Up Termination Date” means the date which is twelve (12) months from the Trading Date;

(h) “Option” shall have the meaning set forth in Section 2.1 of this Agreement;

(i) “Option Price” means the price of $0.001 per Share;

(j) “Party” means the Company or the Shareholder;

(k) “SEC” means the United States Securities and Exchange Commission;

(l) “Shareholder’s Securities” means all securities of the Company held by the Shareholder at any time during the term of this Agreement;

(m) “Share Purchase Agreements” means separate share purchase agreements to be entered into between the Company and the shareholders of Bark whereby the Company will agree to complete the Bark Acquisition;

(n) “Shares” means all shares of the Company owned by the Shareholder;

(o) “Trading Date” means the first date for which the shares of the Company’s common stock are eligible for trading on the OTC Bulletin Board or another public exchange.

1.2 A reference in this Agreement to “approval”, “authorization” or “consent” means written approval, authorization or consent.

PART 2

RIGHT OF REPURCHASE

Right of Repurchase

2.1 The Shareholder hereby grants to the Company the right and option to purchase the Shares for the Option Price (the “Option”) in the event that:

(a) the Company completes the Bark Acquisition; and

(b) the Company is unable to complete the Financing subsequent to the completion of the Bark Acquisition by the Financing Termination Date.

2.2 The Company may exercise the Option by delivering to the Shareholder:

(a) written notice of the exercise of the Option; and

(b) payment to the Shareholder of the Option Price for the aggregate number of Shares.

2.3 The Shareholder hereby appoints the Company and any officer or director of the Company as its attorney for the purpose of executing all instruments of transfer necessary to transfer and vest title to the Shares in the name of the Company, which power of attorney is irrevocable and will be effective upon exercise of the Option by the Company and completion of the deliveries by the Company contemplated by Section 2.2 of this Agreement.

2.4 The Shareholder agrees that prior to the Financing Termination Date, all share certificates representing the Shares will remain in possession of the Company.

PART 3

SHAREHOLDER CONSENTS

Consent to Acquisition

3.1 The Shareholder hereby consents to the Bark Acquisition.

Consent to Name Change

3.2 The Shareholder hereby consents to the change of the corporate name of the Company to “Bark Corporation”.

Consent to Share Consolidation

3.3 The Shareholder hereby consents to the consolidation of the shares of the Company’s common stock on the basis of one new share for each existing 2.5 shares.

PART 4

REPRESENTATION AS TO SHARES

Number of Shares

4.1 The Shareholder hereby represents and warrants to the Company that is the sole legal and beneficial owner of the number of Shares set forth on the execution page to this Agreement.

4.2 The Shareholder has not granted to any other party, nor does any other party hold, any direct or indirect investment or voting control over the Shares.

4.3 The Shareholder has not entered into any agreement with DeBondo Capital regarding ownership or investment or voting control over the Shares or the distribution or resale of the Shares.

4.4 The Shareholder will provide to the Company a representation letter confirming their ownership of the Shares as a condition of registration of the resale of any Shares on a registration statement to be filed by the Company with the SEC.

4.5 The Shareholder paid to the Company the full purchase price for the Shares from its own funds in accordance with the terms and conditions of the subscription agreement entered into between the Company and the Shareholder for the purchase of the Shares.

PART 5

LOCK-UP AGREEMENT

Lock-Up

5.1 The Shareholder agrees that, during the period from the Effective Date to the Lock-Up Termination Date, the Shareholder will not directly or indirectly, offer, sell, contract to sell, lend, swap or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of, or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any shares of the common stock of the Company held by the Shareholder as of the Effective Date or subsequently acquired (collectively, the “Shareholder’s Securities”), directly or indirectly, except as follows:

(a) the Shareholder may sell the greater of the following amounts in any thirty day period without restriction, subject to compliance with applicable securities laws:

(i) 10% of the number of Shares as of the Effective Date; and

(ii) 12,500 Shares.

(b) such number of shares as is consented to by the Company in writing, provided that the Company has no obligation to consent to any sale of Shares in excess of the number of Shares permitted by this Agreement; and

(c) the Shareholder may tender their Shares in connection with any tender offer for all, and not less than all, of the outstanding shares of the Company.

The foregoing restriction is expressly agreed to preclude the Shareholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Shareholder’s Securities even if such securities would be disposed of by someone other than the Shareholder. Such prohibited hedging or other transaction would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shareholder’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Shareholder’s Securities.

Permitted Transfers

5.2 Notwithstanding the foregoing, the Shareholder may transfer the Shareholder’s Securities:

(a) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein,

(b) to any trust for the direct or indirect benefit of the Shareholder or the Immediate Family of the Shareholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or

(c) with the prior written consent of the Company.

Stop Transfer Instructions and Legend

5.3 The Shareholder also agrees and consents to

(a) the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Shareholder’s Securities except in compliance with the foregoing restrictions, and

(b) the endorsement of a legend on the certificates representing the Shareholder’s Securities confirming that the Shareholder’s Securities are subject to a lock-up agreement.

Additional Agreements

5.4 In addition, notwithstanding the foregoing, if the Shareholder is a corporation, the corporation may transfer the Shareholder’s Securities to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that:

(a) the transferee execute an agreement stating that the transferee is receiving and holding such securities subject to the provisions of this Agreement,

(b) the Shareholder shall have given advance notice of such transfer in writing which notice will include representation that the transferee has executed the required agreement to be bound by the provisions of this Agreement, and

(c) the transferee agrees in writing that the Shareholder’s Securities will be automatically transferred back to the Shareholder from the transferee up said transferee ceasing to be wholly owned by the Shareholder, and there shall be no further transfer of such securities except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

PART 6

GENERAL

Entire Agreement

6.1 This Agreement constitutes the entire agreement between the parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

Severability

6.2 If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

Amendment

6.3 This Agreement may not be amended except in writing signed by the parties.

Assignment

6.4 Neither of the parties may assign any right, benefit or interest in this Agreement without the consent of the other, and any purported assignment without such consent will be void.

Governing Law

6.5 This Agreement is and will be deemed to have been made in the State of Nevada and for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the State of Nevada , and the rights and remedies of the parties will be determined in accordance with those laws.

Attornment

6.6 Each party irrevocably attorns to the jurisdiction of the courts the State of Nevada and all courts having appellate jurisdiction thereover, and any proceeding commenced or maintained in respect of or arising as a consequence of this Agreement will be commenced or maintained only in such of those courts as is appropriate.

Notice

6.7 Every notice, request, demand or direction (each a “Notice”) to be given pursuant to this Agreement by either party to the other will be in writing and will be delivered or sent by telegram, telecopier, or other similar form of written communication, in each case, addressed as applicable as follows:

If to the Company at:

570 Shaw River Way
Sacramento, CA 95831

If to the Shareholder at the address set forth below on the execution page to this Agreement or to such other address as is specified by the particular party by Notice to the other.

6.8 A Notice delivered or sent in accordance with §6.7 will be deemed to have been given and received:

(a) if delivered, on the day of delivery, or

(b) if sent by telegram, telecopier or other similar form of written communication, on the first business day following the day of transmittal.

Binding Effect

6.9 This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

Time of Essence

6.10 Time is of the essence in the performance of each obligation under this Agreement.

Further Assurances

6.11 Each party will, at its own expense and without expense to the other party, execute and deliver such further agreements and other documents and do such further acts and things as the other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

Counterparts

6.12 This Agreement may be executed in any number of counterparts with the same effect as if both parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EXWAL INC.

Per:

Authorized Signatory

EXECUTION BY SHAREHOLDER:

Number of Shares of Exwal Inc. Held:	Shares

Date of Execution:

Signature of Shareholder or Authorized
Signatory of Shareholder:

Name and Title of Authorized Signatory of
Shareholder (if Shareholder is not an
individual):

Name of Shareholder:

Address of Shareholder:

E-mail Address of Shareholder:

Telephone Number of Shareholder: